                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14 (a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  / x /

Filed by a Party other than the Registrant  /   /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12

                             AM Communications, Inc.
        ----------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                             AM Communications, Inc.
        ----------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which the transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4)  Proposed maximum aggregate value of transaction:

     5) Total fee paid:

/  / Fee paid previously with preliminary materials.

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         ---------------------------------------------------------------------

     2)  Form Schedule or Registration Statement No.:

         ---------------------------------------------------------------------

     3)  Filing Party:

         ---------------------------------------------------------------------

     4)  Date Filed:

         ---------------------------------------------------------------------

                             AM COMMUNICATIONS, INC.
                             100 Commerce Boulevard
                            Quakertown, PA 18951-2237

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on February 19, 1999

     The Annual Meeting of Stockholders of AM Communications, Inc., a Delaware corporation (the "Company"), will be held on Friday, February 19, 1999 at 9:30 a.m., local time, at Meyers Restaurant, 501 N. West End Boulevard (Route 309, 1 mile North of the intersection of Routes 313 and 663), Quakertown, PA 18951, for the following purposes:

1. To elect six directors of the Company to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and shall qualify;

2. To consider and vote upon a proposal to ratify the adoption of a new stock option plan to be designated the "AM Communications, Inc. 1999 Stock Option Plan"; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The close of business on December 31, 1998 has been fixed as the record date for the meeting. All stockholders of record at that time are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

     The Proxy Statement accompanying this Notice contains detailed information concerning matters to be considered and acted upon at the meeting. Please read it carefully.

     All stockholders are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, the Board of Directors urges you to date, sign and return promptly the enclosed proxy, which is solicited by the Board of Directors of the Company. Your proxy may be revoked at any time prior to the time it is voted and the return of the proxy will not affect your right to vote in person if you do attend the meeting. A copy of the Company's 1998 Annual Report is also enclosed but is not to be regarded as proxy solicitation material.

                                            By Order of the Board of Directors,


                                            Keith D. Schneck
                                            President and CEO
January 20, 1999

                             AM COMMUNICATIONS, INC.
                             100 Commerce Boulevard
                            Quakertown, PA 18951-2237

                                 PROXY STATEMENT
         ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 19, 1999

     The enclosed proxy is solicited by the Board of Directors of AM Communications, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at Meyers Restaurant, 501 N. West End Boulevard (Route 309, 1 mile North of the intersection of Routes 313 and 663), Quakertown, PA 18951 on Friday, February 19, 1999 at 9:30 a.m., local time, and any adjournment or postponement thereof. This proxy statement, the foregoing notice, and the enclosed proxy are being mailed to stockholders on or about January 20, 1999.

     The Board of Directors does not intend to bring any matters before the meeting for action other than the matters specifically referred to in the notice of the meeting, nor does the Board of Directors know of any matter which anyone else proposes to present for action at the meeting. However, if any other matters properly come before the meeting for action, the persons named in the accompanying form of proxy, or their duly constituted substitutes acting at the meeting, will be deemed authorized to vote or otherwise act thereon in accordance with their judgment in such matters.

     In the absence of contrary instructions, the shares represented by properly executed proxies received by the Company will be voted "For" the nominees of the Board of Directors in the election of six directors, "For" the adoption of the AM Communications, Inc. 1999 Stock Option Plan (the "1999 Stock Option Plan"), and in the discretion of the proxy holders on such other matters as may properly come before the meeting. Any proxy may be revoked at any time prior to its exercise by notifying the President of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

     The address of the principal executive offices of the Company is 100 Commerce Boulevard, Quakertown, PA 18951-2237.

                          Outstanding Voting Securities

     At the close of business on December 31, 1998, the record date to determine stockholders entitled to vote at the Annual Meeting, the Company had 31,072,296 outstanding shares of Common Stock, par value $.10 per share, and 25,825 outstanding shares of Senior Convertible Redeemable Preferred Stock, par value $100 per share.

     On December 31, 1998, the aggregate market value of the Company's outstanding shares of Common Stock held by non-affiliates was $1,738,962 (based on the average between the bid and the asked prices of such stock on that date).

     The presence, in person or by proxy, at the meeting of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast will constitute a quorum. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business at the meeting.

     On all matters voted upon at the meeting and any adjournment or postponement thereof, each record holder of Common Stock will be entitled to one vote per share and each record holder of Senior Convertible Redeemable Preferred Stock will be entitled to 100 votes per share. In the election of directors, stockholders do not have cumulative voting rights. The nominees receiving the highest number of votes cast, up to the number of directors to be elected, shall be elected. Approval of the proposed adoption of the 1999 Stock Option Plan requires the affirmative vote of a majority of the Common Stock and the Senior Convertible Redeemable Preferred Stock voted at the meeting. Abstentions will be counted in the tabulations of the votes cast on proposals presented to stockholders at the meeting and will have the same effect as negative votes cast with respect to the election of directors or the approval of the 1999 Stock Option Plan. Broker non-votes will not be counted for purposes of determining the election of directors or adoption of the 1999 Stock Option Plan.

Voting Arrangements with Respect to Company Stock
     On November 2, 1998, the Alvin Hoffman Revocable Trust UAD 2/28/86 ("the Hoffman Trust") entered into a Voting Trust and Share Price Participation Agreement dated November 2, 1998 (the "Voting Trust"), with Javad (Jay) K. Hassan as voting trustee (the "Voting Trustee"), and pursuant thereto deposited with the Voting Trustee 14,391,837 shares of the Common Stock of the Company, constituting 46.3% of the issued and outstanding shares of the Company's Common Stock. Pursuant to the terms of the Voting Trust, the Voting Trustee is entitled, for the term of the Voting Trust, to exercise all voting rights with respect to such shares. Accordingly, management of the Company believes that, while Alvin Hoffman, the settlor of the Hoffman Trust, remains a beneficial owner of such shares, the transfer of voting rights with respect to such shares has resulted in a change in control of the Company from Mr. Hoffman to Mr. Hassan.

     Neither Mr. Hoffman nor the Hoffman Trust received any consideration for the above-described transfer of voting rights.

     Mr. Hassan, on the same date, entered into a Services Agreement with the Company pursuant to which Mr. Hassan (i) was appointed to the Company's Board of Directors and elected to serve as its Chairman of the Board, (ii) agreed to assume the duties and responsibilities described therein, and (iii) was granted, subject to approval of the 1999 Stock Option Plan by the Company's stockholders, an option to acquire 5,000,000 shares of the Company's Common Stock, at a per share exercise price equal to the fair market value of the stock on the date of grant.

     On the same date, Network Systems and Technologies (P) Ltd. ("NeST"), an affiliate of Mr. Hassan which is located in Trivandrum, India, entered into a Consulting Services Agreement with the Company. Pursuant to this Agreement, NeST will provide technical engineering services to the Company, including without limitation hardware and software design. The Company has the option of paying for such services either in cash or in warrants to purchase shares of the Company's Common Stock.

Security Ownership of Certain Beneficial Owners and Management
     The table below sets forth certain information as of December 31, 1998 with respect to each person and entity known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, each nominee for director of the Company, each executive officer listed in the cash compensation table, and all executive officers and directors of the Company as a group.
                                       Beneficial Ownership of Common Stock
Beneficial Owner (1) (2)            No. of Shares        Percentage of Class(10)
--------------------------------------------------------------------------------
Alvin Hoffman                        18,097,337 (4)            53.7%
Javad K. Hassan                      14,391,837 (3)            46.3%
Keith D. Schneck                        819,166 (5)             2.6%
Hal Krisbergh                           110,000 (6)             *
R. Barry Borden                         110,000 (7)             *
Lemuel A. Tarshis                       100,000 (8)             *
All Directors and Executive
Officers as a Group (8 Persons)      22,046,778 (9)            60.3%
   * Less than one percent.

     (1) To the best of the Company's knowledge, all shares of stock are owned beneficially, and sole voting and investment power is held with respect thereto, by the persons and entities named, except as otherwise noted. Share amounts include additional shares issuable pursuant to options or warrants held by such owners which are exercisable or may become exercisable within 60 days of the date hereof.
     (2) The address of all beneficial owners is c/o AM Communications, Inc., 100 Commerce Boulevard, Quakertown, PA 18951-2237.
     (3) As described above under the heading "Voting Arrangements with Respect to Company Stock", Mr. Hassan, as the Voting Trustee, exercises all voting rights with respect to 14,391,837 shares of the Common Stock deposited pursuant to the Voting Trust.
     (4) The information concerning the beneficial ownership of Mr. Hoffman is based, in part, upon information furnished by Mr. Hoffman to the Company. The beneficial ownership indicated represents (i) 25,825 shares of Senior Convertible Redeemable Preferred Stock convertible into 2,582,500 shares of Common Stock, (ii) 50,000 shares issuable pursuant to stock options, (iii) 1,073,000 shares of Common Stock currently owned by Mr. Hoffman's wife, and (iv) 14,391,837 shares of the Common Stock of the Company which the Hoffman Trust beneficially owns but over which Javad K. Hassan, as Voting Trustee, exercises all voting rights. Mr. Hoffman disclaims beneficial ownership of the shares set forth in (iii) above.

     (5) Includes 716,666 shares issuable pursuant to stock options.
     (6) Includes 110,000 shares issuable pursuant to stock options.
     (7) Includes 100,000 shares issuable pursuant to stock options.
     (8) Includes 100,000 shares issuable pursuant to stock options.
     (9) Includes (i) 14,391,837 shares of Common Stock beneficially owned by the Hoffman Trust but over which Javad K. Hassan, as Voting Trustee, exercises all voting rights, (ii) 25,825 shares of Senior Convertible Redeemable Preferred Stock convertible into 2,582,500 shares of Common Stock, (iii) 1,073,000 shares of Common Stock currently owned by Mr. Hoffman's wife, as to which Mr. Hoffman disclaims beneficial ownership, and (iv) 2,783,333 shares of Common Stock which may be acquired upon the exercise of outstanding options.
     (10) The percentages have been calculated on the basis of treating as outstanding, for a particular holder, all shares of the Common Stock outstanding on said date and all shares of the Common Stock issuable to such holder in the event of exercise or conversion of outstanding options, warrants and convertible securities owned by such holder at said date which are exercisable or convertible within 60 days of such date.

     The table below sets forth certain information as of December 31, 1998 with respect to each person and entity known to the Company to be the beneficial owner of any of the outstanding shares of the Company's Senior Convertible Redeemable Preferred Stock.

                                                 Beneficial Ownership
     Beneficial Owner                  No. of Shares       Percentage of Class
     ----------------                  -------------       -------------------
     Alvin Hoffman                         25,825                  100%
     c/o AM Communications, Inc.
     100 Commerce Boulevard
     Quakertown, PA 18951-2237

                            1. ELECTION OF DIRECTORS

     At the meeting, the stockholders will be asked to elect six directors, to hold office until the next annual meeting or until their respective successors have been duly elected and qualified. It is expected that proxies properly executed on the enclosed form will be voted, in the absence of other instructions, for the election of the persons named below, each of whom is presently serving as a director of the Company. Should any one or more of these nominees become unavailable to accept nomination or election as a director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

     The nominees for directors, together with certain information with respect to them, are as follows:

                            Became
Name & Age                  Director   Principal Occupation and Business During Last Five Years
----------                  --------   --------------------------------------------------------

Javad K. Hassan, 57            1998    Mr. Hassan joined the Company in November 1998 as Chairman of the Board. Prior to joining the Company, Mr. Hassan held senior level positions at AMP, Inc. from 1988 until he was named President of AMP Communications Systems Business, a
                                       division of AMP, Inc., in 1995. He previously had a 20 year career at IBM, starting in 1968 as an engineer, and
                                       subsequently promoted to head of the IBM East Fishkill
                                       semiconductor facility and of IBM's Tape Drive Division. He was instrumental in forming a printed wiring board joint
                                       venture company, AMP-AKZO Corporation of which he has been chairman since its formation in 1990. Mr. Hassan was also
                                       instrumental in the establishment of Network Systems &
                                       Technologies Ltd. (NeST) in which he is a significant
                                       investor. NeST is a provider of software and system solutions and electronic manufacturing resources located in India. He currently serves as Chairman of the Electronic Development
                                       Commission for the Government of Kerala in India.



R. Barry Borden, 58            1996    Mr. Borden has been President of Nettech Systems, Inc. of Princeton,
                                       New Jersey since 1997. He previously has held executive level positions with other high technology companies including
                                       Mergent International, Cricket Software, Inc., Franklin
                                       Computer Corporation and Delta Data Systems. Mr. Borden is
                                       also a director of Matterhorn Growth Fund, and Chairman of
                                       Scangraphics, a publicly held company.

Alvin Hoffman, 68              1995    Mr. Hoffman is a private investor and has been a registered broker with
                                       Makefield Securities in Boca Raton, FL since 1982.

Lemuel A. Tarshis, Ph.D., 57   1996    Dr. Tarshis is a private consultant and  has been associated with
                                       Assessment Alternatives, Inc., a management consulting firm since 1992. He also has been a director and research
                                       professor at Stevens Institute of Technology since 1991.
                                       Prior to 1992, Dr. Tarshis held vice president positions with
                                       General Instrument Corporation.

Keith D. Schneck, 43           1995    Mr. Schneck joined the Company in April 1995 as President and Chief
                                       Financial Officer and assumed the position of Chief Executive
                                       Officer in January 1998. He became a director in June 1995.
                                       From 1987 until he joined the Company, Mr. Schneck held
                                       senior management positions at Integrated Circuit Systems,
                                       Inc., including Chief Operating Officer and Senior Vice
                                       President, Finance.

Hal Krisbergh, 50              1995    Mr. Krisbergh has been President of WorldGate Communications located in Rydal, PA since 1995 and is also a director of
                                       Ortel Corporation, a publicly held company. He previously
                                       served as President of the Communications Division of General
                                       Instrument Corporation from 1981 to 1994.



Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of its common stock, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission (the "SEC"). Officers, directors, and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that during its fiscal year ended on March 28, 1998 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were timely satisfied.

Information Concerning Meetings, Committees and Directors' Compensation
     The Board of Directors held four regular meetings during the fiscal year ended March 28, 1998 and acted twice by unanimous consent in writing in accordance with Delaware law. During fiscal 1998, all directors attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board on which they served.

     The Audit Committee is responsible for reviewing audit activities, recommending to the Board of Directors the engagement of independent auditors, and reviewing the professional services rendered by the Company's independent auditors including the scope of the audit, their fees, and the results of their engagement. No member of the committee is an employee of the Company. During fiscal 1998, the Audit Committee consisted of Messrs. Benninghoff, B. Hoffman, and Tarshis, and met once during such fiscal year.

     The Compensation and Stock Option Committee is responsible for the administration of the Company's Stock Options Plans and is authorized to select recipients of options pursuant to said plans and to determine the terms of their options, subject to the provisions of the applicable plan. In addition, the Committee reviews and approves employee compensation plans and such other benefits as it deems advisable. During fiscal 1998, the Compensation and Stock Option Committee consisted of Messrs. Borden, Boreen, A. Hoffman, and Krisbergh, and met once during such fiscal year.

     The Company does not have a Nominating Committee.

     Directors who are not employees of the Company are paid $500 for each Board of Directors meeting and Committee meeting attended. In addition, each director, who is not an employee of the Company, is entitled to receive, on July 1 of each year, an automatic grant of stock options covering 50,000 shares of the Company's Common Stock, pursuant to the Company's 1991 Stock Option Plan. The exercise price for such options is equal to the fair market value of the Common Stock on the date of grant and the options are fully exercisable at the time of grant. Grants to non-employee directors were not made during July, 1998.

Executive Officers

                            Became
Name & Age                  Director   Principal Occupation and Business During Last Five Years
----------                  --------   --------------------------------------------------------

Keith D. Schneck, 43        1995       President and Chief Financial Officer since joining the Company in April, 1995. Since January 1998, he has served as Chief
                                       Executive Officer. He held senior management positions at
                                       Integrated Circuit Systems, Inc. including Chief Operating
                                       Officer and Senior Vice President, Finance from 1987 until he joined the Company.

Michael L. Quelly, 44       1989       Vice President, Engineering from 1989 to present, except for the period from October 1990 through March 1995 when he also was
                                       Executive Vice President. He has been employed by the Company since 1982.


Joseph D. Rocci, 50         1988       Vice President, Product Technology of the Company since 1989.
                                       Served as Vice President, Product Operations of the Company
                                       from 1988 to 1989. He has been employed by the Company since
                                       1983.

Executive Compensation
The following tables set forth certain information concerning (a) the cash remuneration paid by the Company during each of the last three fiscal years to the Company's Chief Executive Officer and to each executive officer of the Company whose cash compensation exceeded $100,000 per annum during any such year, and (b) stock options granted during the last three fiscal years to each such individual.

                                     Summary Compensation Table
                                  Annual and Long Term Compensation
Name & Principal                 Fiscal                       Stock Options                 Other
     Position                    Year          Salary             Awarded             Compensation
-----------------------------------------------------------------------------------------------------
Keith D. Schneck                 1998       $  133,000            450,000  (1)          $  7,982 (2)
President and CEO                1997          116,000            400,000                  2,876
                                 1996           87,000            450,000                    660
-----------------------------------------------------------------------------------------------------
Robert J. Vogel *                1998       $  107,000            300,000  (1)          $  5,578 (3)
Vice President, Strategic        1997           89,000            250,000                  1,395
Development                      1996           15,000            300,000                    ---
-------------------------------------------------------------------------------------------------------------------

  * Mr. Vogel began his employment with the Company in fiscal year 1996. He resigned as an officer and an employee of the Company on May 8, 1998.

(1) Repriced stock options previously issued in fiscal year 1996. See discussion below.
(2) Represents $403 and $291 in group life insurance premiums paid by the Company in fiscal 1998 and 1997, respectively, and $7,579, $2,576, and $660 in matching contributions under the Company's 401(k) plan paid by the Company in fiscal 1998, 1997, and 1996, respectively.
(3) Represents $403 and $259 in group life insurance premiums paid by the Company in fiscal 1998 and 1997, respectively, and $5,175 and $1,136 in matching contributions under the Company 401(k) plan paid by the Company in fiscal 1998 and 1997, respectively.

     All of the Company's group life, health, hospitalization and medical reimbursement plans, if any, do not discriminate in scope, terms, or operation in favor of the executive officers or directors of the Company and are generally available to all salaried employees.

     During fiscal 1998, the Compensation and Stock Option Committee determined that the goals of the Company's 1991 Incentive Stock Option Plan and the Company's 1982 Incentive Stock Option Plan (the "Plans"), to provide equity incentives for employees, executive officers, and directors of the Company, would not be achieved since a significant number of the then outstanding options had exercise prices above the then current fair market value of the Company's Common Stock. Therefore, the Compensation and Stock Option Committee determined that it was in the best interests of the Company and its stockholders to reprice those options.

     On August 4, 1997, the Company automatically adjusted to the average of the bid and asked price of the Company's Common Stock on such date ($0.53 per share) the exercise price of all outstanding options issued under the Plans with an exercise price exceeding $0.53 per share. This repricing included all such options held by the Company's employees, executive officers, and directors.

     The following table sets forth certain information pertaining to the grant of options during the Company's last completed fiscal year to the individuals named in the Summary Compensation Table:

                                             Summary Option Grant Table
                                                           % of Total
                                No. of Securities         Options Granted        Exercise
                      Fiscal    Underlying Options        to Employees           Price         Expiration
                      Year      Granted                   in Fiscal Year         ($/Share)     Date
                      ----      ------------------        --------------         ---------     ----------
Keith D. Schneck      1998            450,000                  ---                  $.53         3/16/05

Robert Vogel (1)      1998            300,000                  ---                  $.53         8/08/98

(1) Mr. Vogel resigned as an officer and an employee of the Company on May 8, 1998.

     The following table sets forth certain information pertaining to the stock options held by the individuals named in the Summary Compensation Table:

                                                  Fiscal 1998 Year End Option Values
                                                  ----------------------------------
                                            Number of                           Value of
                                        Unexercised Options                In-the-Money Options
                                        At Fiscal Year End                  at March 28, 1998(1)
                                        -------------------                 --------------------
Name                                Exercisable      Unexercisable   Exercisable   Unexercisable
----                                -----------      -------------   -----------   -------------

Keith D. Schneck                      583,334          266,666        $59,417          $33,333
Robert J. Vogel (2)                   283,335          266,665        $29,417          $30,333

(1) Value is based upon the closing price of the stock on March 28, 1998, less the exercise price.

(2) Mr. Vogel resigned as an officer and an employee of the Company on May 8, 1998.



     There were no stock options exercised by Mr. Schneck or Mr. Vogel during fiscal 1998. The Company does not maintain any long term incentive plans for its officers.

     The Company does not have any employment contracts or arrangements with any of its executive officers.

     The Company does not have, and during the past five fiscal years has not had, any other plans providing cash or non-cash compensation to officers or employees, other than the Company's 1982 and 1991 Incentive Stock Option Plans, 401K retirement plan, and group life, health or relocation plans available generally to all salaried employees that do not discriminate in scope, terms or operation in favor of officers or directors.

Certain Relationships and Related Transactions
     In June 1997, the Company received a $200,000 short-term loan, with interest payable at 8%, from its principal stockholder, Alvin Hoffman, to support inventory requirements related to the Company's increased sales backlog. This loan was repaid in September, 1997. In July 1998, the Company received a $250,000 commitment from its primary shareholder, Alvin Hoffman, to provide working capital through July 1999 at 10% interest and payment of outstanding borrowings due by September 30, 1999.

     On November 2, 1998, Javad (Jay) K. Hassan entered into a Services Agreement with the Company pursuant to which Mr. Hassan (i) was appointed to the Company's Board of Directors and elected to serve as its Chairman of the Board,
(ii) agreed to assume the duties and responsibilities described therein, and
(iii) was granted, subject to approval of the 1999 Stock Option Plan by the Company's stockholders, an option to acquire 5,000,000 shares of the Company's Common Stock, at a per share exercise price equal to the fair market value of the stock on the date of grant.

     On the same date, Network Systems and Technologies (P) Ltd. ("NeST"), an affiliate of Mr. Hassan which is located in Trivandrum, India, entered into a Consulting Services Agreement with the Company. Pursuant to this Agreement, NeST will provide technical engineering services to the Company, including without limitation hardware and software design. The Company has the option of paying for such services either in cash or in warrants to purchase shares of the Company's Common Stock.

                      2. ADOPTION OF 1999 STOCK OPTION PLAN

     The Board of Directors of the Company has deemed it to be in the best interests of the Company to establish and maintain a stock option plan in order to provide a means by which certain directors, employees and other persons responsible for significant contributions to the Company's business may be given an opportunity to purchase shares of the Company's Common Stock. The Board of Directors believes that the equity stake in the growth and success of the Company which is provided by stock options provides such key individuals with an incentive to continue to energetically apply their talents within the Company. Accordingly, the Board of Directors has adopted the AM Communications, Inc. 1999 Stock Option Plan (the "1999 Stock Option Plan"), subject to stockholder approval. Adoption of the 1999 Stock Option Plan by the Company requires the affirmative vote of a majority of the voting stock of the Company which is present, in person or by proxy, at a duly organized meeting of stockholders.

     The Company has previously adopted a 1982 Stock Option Plan and a 1991 Stock Option Plan. Options to acquire 635,000 shares of the Company's Common Stock are outstanding under the 1982 Stock Option Plan as of the date hereof. No additional options may be granted under the 1982 Stock Option Plan. Options to acquire 4,433,333 shares of the Company's Common Stock are outstanding under the 1991 Stock Option Plan as of the date hereof. No additional options may be granted under the 1991 Stock Option Plan.

     The key provisions of the 1999 Stock Option Plan are briefly summarized below. The complete text of the 1999 Stock Option Plan is attached hereto as Exhibit A and reference is made to such Exhibit for a complete statement of the provisions of the 1999 Stock Option Plan:

1. Type of Options: The 1999 Stock Option Plan would enable the Company to grant either "non-qualified options' or "incentive stock options."

2. Number of Shares: The aggregate maximum number of shares for which options may be issued under the 1999 Stock Option Plan will be 10,000,000 shares of the Company's Common Stock, par value $.10, subject to antidilution adjustments in the event of any changes in the Company's capitalization. The aggregate market value of such shares as of December 31, 1998 (based on the average of the bid and the asked prices of the Company's Common Stock on such date) was $1,200,000. Stockholders of the Company will have no preemptive rights with regard to shares allotted to the 1999 Stock Option Plan.

3. Administration: The 1999 Stock Option Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company, which Committee shall consist of not less than two (2) directors who shall not be employees of the Company.

4. Eligibility: Optionees of the 1999 Stock Option Plan shall be selected by the Committee from among the directors and employees of the Company and other individuals who provide services to or otherwise have a relationship with the Company or its subsidiaries. Optionees will be selected on the basis of demonstrated ability to contribute substantially to the success of the Company. The Committee will determine the identity and the number of optionees under the 1999 Stock Option Plan. Employees of the Company, including employees who are also directors of the Company, will be eligible to receive incentive stock options under the 1999 Stock Option Plan. All other eligible individuals, including non-employee directors of the Company, will be eligible to receive non-qualified stock options under the 1999 Stock Option Plan.

5. Effective Date of the 1999 Stock Option Plan: The 1999 Stock Option Plan shall become effective on February 19, 1999, if approved by the stockholders of the Company on such date.

6. Expiration and Termination of the 1999 Stock Option Plan: The 1999 Stock Option Plan may be abandoned or terminated at any time by the Board of Directors except with respect to any option then outstanding under the 1999 Stock Option Plan. No stock option shall be granted pursuant to the Plan after ten (10) years from the effective date of the 1999 Stock Option Plan.

7. Term of Option: All options will lapse on the earlier of the: (a) expiration of the option terms specified by the Committee, but in no event shall incentive stock options be exercisable after the expiration of 10 years from the date such option is granted (five years for optionees who own more than 10% of the total combined voting power of all classes of the stock of the Company or its parent or subsidiary corporation or corporations), (b) expiration of three months from the date the employee's employment terminates for any reason other than disability or death, or (c) expiration of twelve months from the date the employee's employment terminates by reason of the employee's disability or death.

8. Option Price: The exercise price for each stock option issued under the 1999 Stock Option Plan shall be set by the Board of Directors at the time the option is granted but, for incentive stock options granted under the 1999 Stock Option Plan, such exercise price shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted. In the case of the grant of an incentive stock option to an optionee who owns more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, the option price of such option shall be at least 110% of the fair market value of the Common Stock on the date the option is granted.

9. Maximum Grant: In any calendar year, the aggregate fair market value of the shares (as determined at the time the option is granted) for which all incentive stock options held by an optionee are exercisable for the first time in such calendar year cannot exceed the sum of $100,000.

10. Payment: The exercise of any option shall be contingent upon receipt by the Company of a certified or official bank check or the equivalent thereof acceptable to the Company, shares of the Company's Common Stock, or any combination of the foregoing, in an amount equal to the full option price of the shares being purchased. Proceeds received by the Company from optioned shares will be used by the Company for general corporate purposes.

11. Federal Income Tax Matters. The Company believes that, under currently applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), an optionee will not be deemed to receive any income for Federal tax purposes upon the grant of an option under the 1999 Stock Option Plan, nor will the Company be entitled to a tax deduction at that time. However, upon the exercise of an option, the tax consequences are as follows:

               (a) Upon the exercise of a non-qualified option, the optionee will have ordinary income in an amount equal to the excess of the value of the shares on the exercise date over the exercise price. The Company will be allowed an income tax deduction at that time in the same amount.

               (b) Upon the exercise of an incentive stock option, no income is recognized by the optionee. If the stock is held at least one
                   (1) year following the date of transfer of the stock to him and at least two (2) years from the date of grant of the option, the optionee will realize a long-term capital gain or loss upon a sale of the underlying stock, measured by the difference between the option exercise price and the sale price. If either of these holding period requirements is not satisfied, and thus a "disqualifying disposition" has occurred, ordinary income tax treatment will apply to the difference between the option exercise price and the fair market value of the stock on the date of exercise of the option. If the actual gain on the sale of stock exceeds the amount of ordinary income, the excess will be considered short-term or long-term capital gain depending on how long the shares are actually held. No income tax deduction will be allowed the Company with respect to shares purchased by an optionee upon the exercise of an incentive stock option, if such shares are held for the required periods as described above. If a disqualifying disposition occurs, the Company will be allowed an income tax deduction equal to the amount of ordinary income recognized by the optionee upon the disposition. If the amount which the optionee realizes on the disqualifying disposition would result in a loss if the rules regarding disqualifying dispositions applied, the amount of ordinary income which the optionee would recognize (and the amount of the Company's deduction) is the excess of the amount realized on the sale over the basis of such stock.

Each optionee should consult with his or her tax advisor as to other tax issues associated with respect to the options as they may apply to his or her particular situation.

12. Amendments to the 1999 Stock Option Plan: The Board of Directors is able to amend the 1999 Stock Option Plan without further approval by the stockholders of the Company, except insofar as such approval is required by law, or the Internal Revenue Code in the case of incentive stock options.

     Other than as set forth in the table below, no determination has been made with respect to future recipients of options under the 1999 Stock Option Plan, and it is not possible to specify the names or positions of the individuals to whom options may be granted, or the number of shares, within the limitations of the 1999 Stock Option Plan, to be covered by such options.

     Name and Position                  Dollar Value             No. of Options
     -----------------                  ------------             --------------
     Javad K. Hassan, Chairman          $600,000 (1)               5,000,000

(1) Based on the average of the bid and the asked prices of the Company's Common Stock on December 31, 1998, less the aggregate exercise price for such options.

                             ADDITIONAL INFORMATION

Relationship with Independent Public Accountants
     KPMG Peat Marwick LLP, which has served as the Company's independent public accountants for the last fiscal year, has been selected by the Board of Directors as the independent public accountants for the Company's 1999 fiscal year. A representative of KPMG Peat Marwick LLP is expected to be present at the meeting.

     The Board of Directors approved the appointment of the Company's independent public accountants to perform the audit services normally rendered by public accounting firms.

Stockholder Proposals for 1999 Annual Meeting of Stockholders
     It is presently anticipated that the 1999 Annual Meeting of the Company's Stockholders will be held on October 31, 1999. Stockholder proposals intended to be considered at the 1999 Annual Meeting of Stockholders and which the proponent would like to have included in the proxy materials distributed by the Company in connection with such meeting, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), must be received at the principal executive offices of the Company no later than June 2, 1999. Such proposals may be included in next year's proxy materials if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

     Stockholder proposals intended to be considered at the 1999 Annual Meeting of Stockholders and for which the proponent does not intend to seek inclusion of the proposal in the proxy materials to be distributed by the Company in connection with such meeting must be received at the principal executive offices of the Company no later than August 16, 1999. Any stockholder proposal received after such date will not be considered to be timely submitted for purposes of the discretionary voting provisions of Rule 14a-4 promulgated under the 1934 Act. In accordance with Rule 14a-4(c), the holders of proxies solicited by the Board of Directors of the Company in connection with the Company's 1999 Annual Meeting of Stockholders may vote such proxies in their discretion on certain matters as more fully described in such Rule, including without limitation on any matter coming before the meeting as to which the Company does not have notice on or before August 16, 1999.

Solicitation of Proxies
     Expenses incurred in connection with the solicitation of proxies for the meeting to which this proxy statement pertains will be paid by the Company. Solicitation of proxies will be principally by mail. In addition, some of the directors, officers or other employees of the Company (none of whom will receive additional compensation therefor) may solicit proxies personally, by telephone, or by mail, if deemed appropriate. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and reimbursement for expenses incurred in connection therewith may be made by the Company.

Annual Report on Form 10-KSB
     The Company will provide without charge to each person solicited by this proxy statement, on the written request of any such person, a copy of the Company's Annual Report on Form 10-KSB, including the financial statements and the schedules thereto, as filed with the Securities and Exchange Commission for its 1998 fiscal year. Such written requests should be directed to the Shareholder Relations Department, AM Communications, Inc., 100 Commerce Boulevard, Quakertown, PA 18951-2237.



                                           Keith D. Schneck
                                           President and CEO

January 20, 1999

                                                                       Exhibit A


                             AM COMMUNICATIONS, INC.

                             1999 STOCK OPTION PLAN



1.       Purpose

         The purpose of the 1999 Stock Option Plan (referred to herein as the "Plan") of AM Communications, Inc. (the "Company") is to provide a means by which certain employees and directors of, and others providing services to or having a relationship with, the Company and its subsidiaries (as such term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")) may be given an opportunity to purchase common stock of the Company ("Common Stock"). The Plan is intended to promote the interests of the Company by encouraging stock ownership on the part of such individuals, by enabling the Company and its subsidiaries to secure and retain the services of highly qualified persons, and by providing such individuals with an additional incentive to advance the success of the Company and its subsidiaries.


2.       Administration

         The Plan shall be administered by a Committee consisting of not less than two directors (the "Committee") to be appointed from time to time by the Board of Directors. Membership on the Committee shall in any event be limited to those members of the Board who are "Non-Employee Directors" as defined in the regulations promulgated by the Securities Exchange Commission pursuant to
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall have the power to select optionees, to establish the number of shares and other terms applicable to each such option, to construe the provisions of the Plan, and to adopt rules and regulations governing the administration of the Plan. All power and authority granted hereunder to the Committee may, at the discretion of the Board of Directors, be exercised by the Board. The members of the Board of Directors or the Committee shall not be liable for any action or determination made in good faith with respect to the Plan or to any option granted pursuant thereto.


3.       Eligibility

         The persons who shall be eligible to participate in this Plan and receive options hereunder shall be the Company's directors and such employees and other individuals who provide services to or otherwise have a relationship with the Company or its subsidiaries as the Committee shall from time to time determine to be key individuals to the success of the Company.

4.       Allotment of Shares

         A maximum of Ten Million (10,000,000) authorized but unissued shares of the Common Stock, $0.10 par value, of the Company will be allotted to the Plan. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be re-optioned under the Plan.

5.       Effective Date and Term of Plan

         The effective date of the Plan is the date on which it is approved by the affirmative vote of shareholders owning a majority of the Common Stock of the Company. The Plan shall terminate on the tenth anniversary of its effective date, but the Board of Directors may terminate the Plan at any time prior thereto. Termination of the Plan shall not alter or impair, without the consent of the optionee, any of the rights or obligations of any option theretofore granted under the Plan.

6.       Terms and Conditions

         A.       All Options

                  Stock options granted pursuant to this Plan shall be evidenced by agreements in such form as the Committee shall from time to time approve. Nothing in this Plan or any option granted hereunder shall govern the employment rights and duties between the optionee and the Company or subsidiary. Neither this Plan, nor any grant or exercise pursuant thereto, shall constitute an employment agreement among such parties. The following shall also apply to all options granted under the Plan:

                  (i)      Option Price

                           The option price per share for each stock option
                  shall be determined by the Committee, consistent with the provisions of this Plan.

                  (ii)     Time of Exercise of Option

                           Except as otherwise set forth herein, the Committee
                  shall establish the option period and time or times within the option period when the stock option may be exercised in whole or in such parts as may be specified from time to time by the Committee. No option shall be exercisable until after the expiration of six months from the date of grant. With respect to an optionee whose employment with the Company is about to terminate (for whatever reason), the Committee may in its discretion accelerate the time or times when any particular stock option held by said optionee may be so exercised so that such time or times are earlier than those originally provided in said option. In all cases exercise of a stock option granted to an employee shall be subject to the provisions of Section 6A(v).

                  (iii)    Payment and Manner of Exercise

                           The entire option price shall be paid at the time the
                  option is exercised. To the extent that the right to purchase shares has accrued hereunder, options may be exercised from time to time by written notice to the Company stating the full number of shares with respect to which the option is being exercised and the time of delivery thereof, in accordance with such administrative procedures as may from time to time be specified by the Committee. Such notice of exercise shall be accompanied by full payment for the shares by: (1) certified or official bank check or the equivalent thereof acceptable to Company; (2) by tendering to the Company shares of Common Stock, or requesting the Company to accept shares to be acquired by exercising the option, having an aggregate fair market value, determined by the Company at the date of payment, equal to the option price; or (3) any combination of the foregoing. Upon exercise, the Company shall deliver to the optionee (or other person entitled to exercise the option), at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for such shares; provided, however, that the time of delivery may be postponed by the Company for such periods as may be required for it with reasonable diligence to comply with any requirements of law; and provided further that in the event the Common Stock issuable upon exercise is not registered under the Securities Act of 1933 (the "Act"), then the Company may require that the registered owner deliver an investment representation in form acceptable to the Company and its counsel and the Company will place a legend on the certificate for such Common Stock restricting the transfer of same. There shall be no obligation or duty for the Company to register under the Act at any time the Common Stock issuable upon exercise of the options. If the optionee (or other person entitled to exercise the option) fails to accept delivery, the optionee's payment shall be returned and the right to exercise the option with respect to such undelivered shares shall be terminated.

                  (iv)     Non-Transferability of Option

                           An option by its terms shall not be transferable by
                  the optionee otherwise than by will or by the laws of descent and distribution.

                  (v)      Rights after Termination of Employment

                           In the event of termination of employment due to any
                  cause other than death or disability, rights to exercise the stock option shall terminate three months following cessation of employment. In the event of termination of employment due to disability (within the meaning of Section 22(e)(3) of the Code) or death, such optionee or executor, administrator or devisee of an optionee, shall have the right to exercise such option (to the extent otherwise exercisable) at any time within one year after cessation of employment by reason of such disability or death.

                  (vi)     Effect of Termination of Directorship

                           An option granted to a director shall not be affected
                  solely due to the fact that the holder ceases, for whatever reason, to serve on the Board of Directors.

                  (vii) Adjustment in Event of Recapitalization of the Company

                           In the event of a reorganization, recapitalization,
                  stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Board of Directors shall make such adjustment as it may deem equitably required, in the number and kind of shares authorized by and for the Plan, in the number and kind of shares covered by the options granted, and in the option price.

                  (viii)   Change in Control

                           Notwithstanding any other provision of this Plan, if
                  there is a Change in Control of the Company, all then outstanding stock options shall immediately become exercisable. For purposes of this Section (viii), a "Change in Control" shall be deemed to have occurred in the event of a change in control of the Company which would be required to be reported in response to Item 1 of Form 8-K promulgated under the Exchange Act; provided that a Change in Control shall in no event be deemed to have occurred for the purposes hereof solely due to the grant of voting rights (including by the entering into of a voting trust), or the termination or modification of such grant of voting rights, by any individual who, at the time of adoption of this Plan, owns in excess of 30% of the Common Stock of the Company.

         B.       Non-Qualified Stock Options

                  The Committee may, in its discretion, grant options under the Plan which, in whole or in part, do not qualify as incentive stock options under
Section 422 of the Code ("Non-Qualifying Options"). The terms and conditions of the Non-Qualifying Options shall be governed by Section 6A above.

         C.       Incentive Stock Options

                  The Committee may, in its discretion, grant options under the Plan which qualify, in whole or in part, as incentive stock options under
Section 422 of the Code. In addition to the terms and conditions set forth in Section 6A above, the following terms and conditions shall govern any incentive stock option issued under the Plan:

                  (i)      Maximum Fair Market Value of Incentive Stock Options

                           No optionee may have incentive stock options which
                  become exercisable for the first time in any calendar year (under all incentive stock option plans of the Company and its subsidiary corporations) with an aggregate fair market value (determined as of the time such option is granted) in excess of One Hundred Thousand Dollars ($100,000).

                  (ii)     Option Price

                           The option price per share for each incentive stock
                  option shall be 100% of the fair market value of the Common Stock on the date the option is granted; except, in the case of the grant to an optionee who owns Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, the option price of such option shall be at least 110% of the fair market value of the Common Stock on the date the option is granted. The fair market value shall be determined as prescribed by the Code and regulations promulgated thereunder.

                  (iii)    Period of Option

                           Each incentive option shall expire ten years from the
                  date it is granted or at the end of such shorter period as may be designated by the Committee on the date of grant; except, in the case of the grant of an incentive stock option to an optionee who owns Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, such option shall not be exercisable after the expiration of five years from the date it is granted.

                  (iv)     Eligible Participants

                           Incentive stock options may be issued only to
                  employees of the Company or its parent or subsidiary corporation or corporations.


7.       Amendment of Plan

         The Board, within its discretion, shall have authority to amend the Plan and the terms of any option issued hereunder; provided, that no such action of the Board of Directors, without the approval of the Shareholders of the Company, shall:

                  (a) materially increase the benefits accruing to optionees under the Plan;

                  (b) increase the number of securities which may be issued under the Plan; or

                  (c) materially modify the requirements as to eligibility for participation under the Plan.




P R O X Y
AM Communications, Inc.     This Proxy is Solicited on Behalf of the Board of Directors
100 Commerce Boulevard
Quakertown, PA 18951-2237   The undersigned hereby appoints Keith D. Schneck and Patricia A. Eynon, and each of them, proxy for the undersigned, with full power of substitution, to vote all shares of Common Stock and Senior Convertible
                            Redeemable Preferred Stock of AM Communications, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on February 19, 1999 at 9:30 a.m. or any adjournment or postponement thereof.
-----------------------------------------------------------------------------------------------------------
1. Election of Directors.   ___ FOR all six nominees listed (except as marked to the contrary below).
                            ___ WITHHOLD AUTHORITY to vote for all six nominees listed below.

(To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.)

   Nominees: R. Barry Borden           Javad K. Hassan            Alvin Hoffman
             Hal Krisbergh             Keith D. Schneck           Lemuel A. Tarshis

2. Proposal to adopt the AM Communications, Inc. 1999  Stock Option Plan    ___ For   ___ Against     ___ Abstain

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                          NOT VALID UNLESS DATED AND SIGNED ON REVERSE SIDE


Whether or not you plan to attend the meeting in person, you are urged to sign and return your proxy without delay in the return envelope provided for that purpose which requires no postage if mailed in the United States. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of all six nominees for directors, FOR the adoption of the AM Communications, Inc. 1999 Stock Option Plan, and as the Proxies deem advisable on such other matters as may properly come before the meeting. This proxy may be revoked at any time prior to the time it is voted.

The undersigned hereby revokes all previous proxies for such meeting, and hereby acknowledges receipt of the Notice of the Meeting, the Proxy Statement, and the Annual Report of AM Communications, Inc. furnished herewith.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.


                                     Dated:                                ,1999
                                            ------------------------------


------------------------------------------           ---------------------------
Stockholder's Signature, if held jointly             Stockholder's Signature

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope.